                                                                  [Letterhead]

January 27, 1999

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

Americana Parkway Warehouse Limited
Attn: Stamford M. Ackley
695 Kenwick Road
Columbus, Ohio 43209

Re: Lease Agreement Dated June 28, 1994 Between Americana Parkway Warehouse Limited and ADS Alliance Data Systems, Inc. For Lease Premises Located At 6939-6955 Americana Parkway, Columbus, Ohio

Dear Mr. Ackley:

Pursuant to Section 11.01 of the referenced Lease Agreement Lessee has the option to extend the Lease Term for a period of five years commencing upon the expiration of the base term by providing Lessor with written notice at least 180 days before the term expiration.

This letter is to serve as Lessor's written notice of Lessee's intent to exercise the Extension Option provided for in the Lease based on the following terms.

    Current Term Expiration Date:                   August 31, 1999

    Renewal Option Commencement Date:               September 1, 1999

    Renewal Option Base Rent:                       $3.00 per square foot as per
                                                    your letter on 10/27/98 (see
                                                    attachment)

    Renewal Option Expiration Date:                 August 31, 2004

We understand that Renewal Option Base Rent cannot be calculated to the exact amount until we get closer to August 1999 and the attached letter is a close estimate. However, we will need to agree in writing upon the new Renewal Option Base Rent by July 15, 1999.

Lessor's signature below will document Lessor and Lessee's agreement to the terms above.

Americana Parkway Warehouse Limited            ADS Alliance Data Systems, Inc.

By: /s/ Stanford M. Ackley                     By:  /s/ Bruce McClary
   --------------------------------               -----------------------------

Title:  Managing General Partner               Title:   Director
       ----------------------------                   ------------------------
Date:  February 2, 1999                        Date:    1/27/99
      -----------------------------                   ------------------------

cc:  Bruce McClary ADS CAD 2
     Karen Morauski ADS CAD 4
     Bob Roddy DAD 1

                                                                  [Letterhead]

April 20, 1998

CERTIFIED MAIL, RETURN RECEIPT REQUESTED


Mr. Stanford M. Ackley
Americana Parkway Warehouse Limited
695 Kenwick Road
Columbus, OH 43209


Dear Mr. Ackley:

RE:          Lease Agreement between Americana Parkway
             Limited, Lessor, and World Financial Network
             Lessee, dated June 28, 1994 for premises lo??
             Americana Parkway, Columbus, Ohio.


This letter is to advise you that the Lease Agreement between Parkway Warehouse Limited and World Financial Network June 28, 1994 has been assigned by World Financial Network its affiliate, ADS Alliance Data Systems, Inc., a Delaware co?? February 1, 1998.

You are requested to direct all future correspondence to the following:

                         ADS Alliance Data Systems, Inc.
                              Attn: General Counsel
                              800 TechCenter Drive
                                Gahanna, OH 43230

Very truly yours,

/s/ Karen A. Morauski

Karen A. Morauski
Counsel

jlh

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is made by and between World Financial Network National Bank, assignor ("Lessee") and ADS Alliance Data Systems, Inc., a Delaware corporation, ("Assignee").

     WHEREAS, Lessee has entered into that certain Lease dated June 28, 1994 ("Lease") with Americana Parkway Warehouse Limited, ("Lessor"); and

     WHEREAS, the Lease allows Lessee to assign its rights under the Lease to the Assignee; and

     WHEREAS, Lessee wishes to sell, convey, assign and transfer all of its right, title and interest in and to the Lease to Assignee; and

     WHEREAS, Assignee wishes to accept the sale, conveyance, assignment and transfer of the Lease and to assume all of Lessee's obligations thereunder;

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, Lessee and Assignee agree as follows:

     1. DEFINITIONS. Except as expressly provided herein, all capitalized terms contained in this Lease shall have the meanings set forth in the Lease. The Lease is incorporated herein by this reference.

     2. ASSIGNMENT AND ASSUMPTION OF LEASE. On the Effective Date of this Assignment, Lessee hereby sells, conveys, assigns and transfers all of its right, title and interest in and to the Lease to Assignee. Assignee hereby accepts such sale, conveyance, assignment and transfer and hereby assumes all of Lessee's obligations and responsibilities under the Lease. It is the express intention of the parties that this assignment shall cause Assignee to be substituted in the place and stead of Lessee for all purposes relating to the Lease.

     3. FUTURE ASSIGNMENTS OF LEASE BY ASSIGNEE. Assignee agrees, recognizes and acknowledges that any future assignment by it of the Lease will be subject to the terms and conditions set forth in the Lease.

     4. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Assignee that:

     (a) It is duly organized and existing under the laws of the state of its organization;

     (b) The execution, delivery and performance of this Assignment have been duly authorized by all requisite action of Lessee's officers and directors, and will not violate or breach any provision of any organizational document or other agreement or instrument to which Lessee is a party;

     10. FURTHER ASSURANCES. Subject to the terms and conditions hereof, each party agrees to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Assignment as expeditiously as practicable including, without limitation, the performance of such further acts or the execution and delivery of any additional instruments or documents as any party may reasonably request from time to time in order to carry out the purposes of this Assignment and the transactions contemplated hereby. This Section shall survive the consummation of the transactions contemplated by this Assignment.

     11. TIME OF THE ESSENCE. Time is of the essence with respect to the performance of all transactions contemplated by this Assignment.

     12. EFFECTIVE DATE. The "Effective Date" of this Assignment shall be the 1st day of February, 1998.

     IN WITNESS WHEREOF, Lessee and Assignee have executed this Assignment as of the day and year first above written.

                      WORLD FINANCIAL NETWORK NATIONAL BANK

                      ("LESSEE")

                      By:  /s/ Robert Armiak
                         ----------------------------------
                      Name:  Robert Armiak
                      Title: Treasurer
                      Date:  February 1, 1998

                      ADS ALLIANCE DATA SYSTEMS, INC.

                      ("ASSIGNEE")

                      By:  /s/ Daniel T. Groomes
                         ----------------------------------
                      Name:  Daniel T. Groomes
                      Title: Executive Vice President
                      Date:  February 1, 1998

                                CREDIT OPERATIONS
                                      MEMO


TO:            Dan Groomes
FROM:          Nate Tatum
DATE:          AUGUST 19, 1994
SUBJECT:       LCS III Lease

--------------------------------------------------------------------------------

       Attached for your files is a copy of the approved lease for LCS III.

       First rental payment due by September 1, 1994 in the amount and to the address as noted.

       MONTHLY RENT                        LANDLORD
       ------------                        --------
       $13,200.00 Base Rent                Americana Parkway Warehouse Limited
       $ 3,816.24 Common Area              695 Kenwick Road
       ---------                           Columbus, OH 43209
       #17,016.24 Total                    Attention: Stanford M. Ackley

       Please advise if there are any questions.

       Thank you.

NT/bt

AMERICANA PARKWAY
LEASE AGREEMENT

This Lease Agreement (the "Lease") is made and entered into this 28th day of June 1994 at Columbus, Ohio, by and between AMERICANA PARKWAY WAREHOUSE LIMITED, an Ohio limited partnership ("Lessor") and WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.), a banking corporation organized under the laws of the United States ("Lessee").

ARTICLE I - BASIC LEASE PROVISIONS.

1.01 Definitions. Throughout this Lease Agreement, the following definitions shall apply:

A. "Building": The term "Building" shall mean a certain 57,600 square foot structure including appurtenances and fixtures attached thereto located at 6939-6941-6947-6955 Americana Parkway, Columbus, Ohio.

B. "Premises": The term "Premises" shall mean that portion of the "Building" leased to the Lessee and more specifically described as Units 6939, 6941, 6947 and 6955 containing approximately 57,600 square feet, said Premises being more specifically described in Exhibit "A", attached hereto and incorporated by reference as though fully rewritten herein.

C. "Common Areas": The term "Common Areas" shall include, but not be limited to, entrances, steps, sidewalks, parking areas, landscaping, exits, roadways, and other areas as would normally be made available in common for use with other lessees in the Building if the Building were occupied by more than one lessee, from time to time, by the Lessor, including but not limited to a common easement for truck turn around purposes, in common with the adjacent lot. Lessee and its employees and invitees shall have the exclusive right to use such Common Areas, subject to current easements of record and the rights of the neighboring property to use the truck turn around area. Lessor shall not change, alter, decrease or modify any Common Area without the consent of Lessee. Lessee shall use the Common Areas in accordance with such reasonable rules and regulations as may, from time to time be made by Lessor for the general safety, comfort and convenience of Lessor, occupants and Lessees. Lessee shall cause its customers, employees and invitees to abide by such rules and regulations.

D.      Total Leasable Area in the Project: 57,600 Square Feet.

E.      Leasable Area in the Premises: 57,600 Square Feet.

F.      Lessee's Prorata Share in relation to that of the Project: 100%.

G.      Commencement Date:

        (a) the later of (i) the date that Lessor completes its work under
        Section 4.01.1; or (ii) the earlier of (A) the later of September 1, 1994 or 60 days after possession of the Premises has been delivered to Lessee as set forth in Section 2.01.1, other than the office space described in Section 2.01.1, provided that such 60 days shall not be extended for the aggregate period or periods of unavoidable delay (as defined in Section 4.02) in the performance of Lessee's construction work under Section 4.01, or (B) the first day of the calendar month in which Lessee has obtained an effective unconditional certificate of occupancy for the Premises, permitting Lessee's occupancy of the

        Premises for the purposes contemplated by this Lease. Lessor and Lessee estimate that the Commencement Date will occur on or about September 1, 1994.

H.      Annual Base Rent: $158,400.00.

1.      Additional Rent (Refer to Article III 3.02 and 3.03).

J.      Monthly Installments of Base Rent: $13,200.00.

K.      Security Deposit: None

L.      Brokers: None

M.      Addresses for Notices and Payments:

        Lessor:        Americana Parkway Warehouse Limited
                       695 Kenwick Road
                       Columbus, Ohio 43209
                       Attention: Stanford M. Ackley
        Lessee:        c/o Limited Credit Services
                       4590 East Broad Street
                       Columbus, Ohio 43213

                     Attention: Director Credit Operations

N.      Extension Options: Two (2) option terms, of five (5) years each.

O. Expiration Date: The last day of the sixtieth (60th) full calendar month after the Commencement Date.

P.      Guarantor: The Limited, Inc.

ARTICLE II - GRANT OF LEASEHOLDER INTEREST.

2.01 Term. Lessor, in consideration of the rents and covenants set forth herein, does hereby lease: let and demise to Lessee, and Lessee does hereby hire, take and lease from Lessor, on the terms and conditions set forth herein the Premises, to have and to hold for the term of this Lease beginning on the date hereof (provided, however, that Lessee's obligation to pay Base Rent, Additional Rent, and other charges hereunder shall not begin until the Commencement Date) and ending on the Expiration Date.

2.02    Early Occupancy.

2.02.1 Beginning on the date hereof, Lessee shall have the right to enter the Premises for the purpose of performing, or preparing to perform, Lessee's improvements under Section 4.01, so long as Lessee does not unreasonably disturb the quiet occupancy of Jim Boucher and/or Buckeye Parts Services, Inc. (the "Existing Tenant") who currently occupies approximately 4,800 square feet of the Premises (the "Buckeye Space"). Lessor warrants and represents that: (i) Lessor and the Existing

        Tenant have entered into an Option and Early Termination Agreement (the "Buckeye Agreement"), requiring the Existing Tenant to surrender possession of the Premises by July 31, 1994 except for 456 square feet, more or less, of office space, to be vacated by the Existing Tenant on or before August 31, 1994; (ii) a true and correct copy of the Buckeye Agreement is attached hereto as Exhibit "D"; and (iii) the Buckeye Agreement is in full force and effect. Lessor shall use its best efforts to enforce the Buckeye Agreement. On and after August 1, 1994, Lessee shall have the right from time to time to relocate the office space of the Existing Tenant, which currently occupies approximately 458 square feet of the Buckeye Space, to another part of the Premises, provided that Lessee pays all costs of such relocation (including the cost of rerouting the Existing Tenant's telephone lines), telephone service to the Existing Tenant is not disrupted, and Lessee reasonably coordinates any such move with the Existing Tenant.

2.02.2 Lessor warrants that no person or entity is in possession of any part of the Premises, other than the Existing Tenant, except that approximately 51,000 square feet of the Premises is leased to Oak Rubber Company, which has vacated the Premises but has the legal right thereto until November 30, 1994, and Lessor has leased out approximately 50 parking spaces under a month to month lease terminable on 60 days' notice. Lessor shall use its best efforts to cause Oak Rubber Company and the lessee of such parking spaces to voluntarily surrender possession of, and all rights to possession of, the Premises, as soon as possible, and in any event before July 1, 1994, and to terminate such parking lease by August 31, 1994, so as to be able to deliver exclusive possession of
        (i) the entire Premises to Lessee on or before July 1, 1994, subject to the rights of the lessee to use of such 50 parking spaces and subject to the rights of the Existing Tenant, and (ii) the entire Premises to Lessee, without exception, on or before September 1, 1994. Lessee's entering into and occupancy of the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, other than those requiring Lessee to pay any Base Rent, Additional Rent, or other expense, other than utilities actually consumed.

2.03    Intentionally Omitted.

2.04 Lessee's Acceptance of the Premises. Lessor shall not be deemed to have delivered possession of the Premises to Lessee until Lessor shall have furnished Lessee with evidence reasonably satisfactory to Lessee that the lease of the parking spaces has been duly terminated as of August 31, 1994 or earlier, and a written acknowledgement from Oak Rubber Co. and any other occupants of the Premises (other than the Existing Tenant), that their respective leases or other rights of occupancy, if any, have terminated. Upon the Commencement Date, Lessee shall give Lessor a letter signed by a representative of Lessee acknowledging the Commencement Date and Expiration Date of this Lease and acknowledging that Lessee has accepted the Premises for occupancy and that the condition of the Premises was at the time satisfactory and in conformity with provisions of this Lease in all respects, except (a) as set forth in writing by Lessee in a notice sent to Lessor within Thirty (30) days after the Commencement Date, and (b) latent defects. Lessee's letter shall become a part of this Lease.

ARTICLE III - RENT AND OPERATING EXPENSES.

3.01 Base Rental. From and after the Commencement Date, Lessee shall pay to Lessor the Annual Base Rent in consecutive monthly installments of Base Rent, in advance, on the first day of each and every calendar month during said term. All sums required to be paid hereunder including Base Rental and additional rent shall be due and payable on the first day of each and every month, and in the event such sums are not paid by the tenth day of the month for which the same is due, Lessee shall pay to Lessor a late payment penalty of One Percent (1%) of the unpaid amount and such unpaid amount shall bear interest at a floating rate of interest per annum equal to the sum of Four Percent (4%) per annum plus the rate per annum announced from time to time by Bank One, Columbus, NA as its "prime rate".

3.02 Certain Expenses. It is the intention of the Lessor and the Lessee that, except as otherwise set forth herein, Lessee shall pay its Prorata Share (as set forth in Article I 1. 1F hereof) of the following costs, expenses, and obligations relating to the maintenance and operation of the Building of which the Premises are a part and the Common Areas which may arise or become due during the term of this Lease and after the Commencement Date, and that the Lessor shall be indemnified by the Lessee against the following costs, expenses, and obligations:

        1.      Operating and Maintenance Expenses, consisting of:

                (a)     Grass cutting, landscaping and fertilizing;

                (b)     Snow removal;

                (c)     Parking lot sealing and restriping annually;

                (d) Fire suppression sprinkler system maintenance and repair, and utility costs associated therewith,

                (e) Reasonable and necessary repairs to the Premises required to be made by Lessor under Section 6.01 and 6.02, except the cost of repaving under Section 6.01, and except any costs in respect of the maintenance, repair or replacement of the roof; and

                (f) Other reasonable operating and maintenance expenses similar to those set forth on Exhibit "C" to this Lease or as may reasonably arise in the future.

        2. Real Estate Taxes (and assessments, if any, including storm water drainage charges).

        3.      Insurance Premiums.

        4. Reasonable and customary fees paid to an independent certified public accountant regarding operation and management of the Building.

        5. Utilities for Common Areas, if any, not billed directly to Lessee, subject, however, to Lessee's prior written approval.

        6. A management fee equal to three percent (3%) of Base Rent and Additional Rent.

        All of the above shall be denominated as Additional Rent, and shall be paid to the Lessor without notice or demand and without abatement, deduction, or setoff, except as otherwise set forth in this Lease.

3.03 Calculation and Payment of Additional Rent. Thirty (30) days prior to the beginning of each calendar year during the term of this Lease, Lessor shall prepare for the next ensuing calendar year an estimate of the annual costs and expenses of operating and maintaining the Building and the Common Areas, real estate taxes, and assessments, if any, insurance premiums (except for any insurance maintained by Lessee under Section 6.03), and utility charges for utilities not directly billed to Lessee and all other such reasonable items described in Items 1 through 5 of Section 3.02 attributed to the Building (the "Budget" - a copy of which Budget for calendar year
        1994 is attached hereto as Exhibit "B"). Lessee shall and does hereby agree to pay to Lessor as Additional Rent Lessee's Prorata Share (as defined in Article I 1.01 F hereof) of such Budget on a monthly basis [payable One Twelfth (1/12) each month in advance at the same time as the Base Rent is due]. In the event that the Commencement Date of this Lease is other than January 1 of any calendar year, then the Lessee shall pay its Prorata share of the Budget for the calendar year in which this Lease commences.

3.03.1 Lessor shall, within Sixty (60) days following the end of each calendar year of this Lease, provide Lessee with a statement showing, in reasonable detail, the actual costs and expenses incurred in the calculation of the Additional Rent pertaining to the preceding calendar year. In the event said Statement reveals an overpayment by Lessee of its Prorata Share, Lessor shall credit Lessee with an amount which represents Lessee's overpayment to Lessee's obligation for the payment of rental for the month of April. Any excess remaining after such credit (as well as any overpayment in respect of the final calendar year) shall be promptly refunded to Lessee. In the event such statement shows an underpayment by Lessee of its Prorata Share, Lessee shall pay to Lessor an amount equal to Lessee's underpayment prior to April 1 of that calendar year. There shall be no duplication of charges to Lessee under any portion of this Lease.

3.03.2 Lessor warrants that Exhibit "C" represents the actual costs for calendar year 1993 under Section 3.02.

3.03.3 Lessor's charges for maintenance and operation of the Building and the Common Areas shall be limited to the reasonable and competitive costs of performing Lessor's obligations under Section 6.01 and 6.02. All expenses for maintenance and operation of the Building and the Common Areas shall be reasonable, competitive, and shall be either on a "time and materials" basis, or at the reasonable and competitive rate actually paid by Lessor to the contractor or subcontractor performing such work. There shall be excluded from the expenses for maintenance and operation
        (a) the cost of repaving under Section 6.01, and (b) any costs in respect of the maintenance, repair or replacement of the roof.

3.03.4 Lessor shall cause all real estate taxes and assessments to be paid to the taxing authority before any interest or penalty becomes due thereon. Lessor shall forward a copy of all tax bills and notices of reassessment promptly upon receipt. Lessor warrants and represents that Exhibit "E" is a true and correct copy of the current tax bill for the Building.

        (a) Lessee shall, at its expense, upon notice to Lessor, have the right to contest any and all such real estate taxes and assessments in its own name or in the name of and on behalf of Lessor. Lessor shall, on the request of Lessee, cooperate in such contest, except for the cost thereof.

        (b) Nothing herein contained shall be construed to include as taxes and assessments levied or imposed upon the Premises any inheritance, estate, succession, transfer, gift, franchise, corporation, income or net profit tax that is or may be imposed on Lessor. If any assessment or charge is payable in installments, Lessee's obligation in respect thereof shall be determined as if Lessor had elected to pay the assessment in installments, and Lessee shall be responsible for only those installments or parts of installments which would be attributable to the term of this Lease (excluding any period prior to the Commencement Date, but including the first or second Option Term, if exercised). Lessor warrants and represents that the Premises are a separate tax parcel and shall remain so during the entire term.

        (c) Lessor shall pay, before any interest or penalty becomes due, all taxes or assessments that are excluded from Lessee's obligation under this Section 3.03. If Lessor fails to do so, Lessee may, but shall not be obligated to, pay all or any part thereof, and Lessor shall reimburse Lessee therefor upon demand, with interest at the rate set forth in Section 3.01 from the date of payment by Lessee.

3.03.6 Lessee may, at any time and from time to time, elect to assume any of the maintenance or operation obligations of the Building or the Common Areas, at Lessee's sole expense. Lessee shall exercise its election by written notice to Lessor. Following Lessee's election, the expense of performing any obligation assumed by Lessee shall no longer be included in the operating costs payable under Section 3.03. Any such election may be revoked by Lessee by not less than thirty (30) days' notice to Lessor, provided that Lessee may not elect to assume, or to cease the assumption of, the same obligation more than once in any calendar year.

3.04 Lessee Verification. Lessee or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the One Hundred Eighty (180) day period following the delivery of Lessor's statement of the actual amount of Additional Rent, such of Lessor's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. If Lessee shall dispute any item or items included in the determination of Additional Rent and for a particular calendar year, and such dispute is not resolved by the parties hereto within One Hundred Eighty (180) days after the statement for such year was delivered to Lessee, then either party may, within Thirty (30) days after such One Hundred Eighty (180) days, request that a firm of independent certified public accountants selected by Lessor and reasonably acceptable to Lessee render an opinion as to whether or not the disputed item or items may properly be included in the determination of Additional Rent for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. If Lessee shall not dispute any item or items included in the determination of Additional Rent for a particular calendar year within One Hundred Eighty (180) days after the statement for such year was delivered to it, Lessee shall be deemed to have approved such statement.

ARTICLE IV - TENANT FINISH IMPROVEMENTS.

4.01    Construction.

4.01.1 Prior to the Commencement Date, and in any event before September 1, 1994, Lessor shall cause the roof to be in sound and watertight condition (and, if necessary, shall replace the roof), and free of all leaks; and shall remove and replace the area of deteriorated concrete floor slabs as recommended by the fourth paragraph on page one of the "Report of Structural Review" prepared by Lantz Jones & Nebraska, Inc., dated May 27, 1994 (the "Structural Report"), a copy of which report is attached hereto as Exhibit "F".

4.01.2 As soon as practical after the Commencement Date, Lessor shall repair the exterior spalled areas as referred to by the Structural Report, to the extent necessary and practical.

4.01.3 Lessee shall construct any required tenant finish improvements to the Premises in accordance with the floor plan attached to this Lease, made a part hereof and marked Exhibit "G". Schematic drawings and specifications and final plans and specifications for such tenant finish improvements shall be prepared by Lessee on the basis of the schematic drawings and specifications attached hereto as Exhibit "G".

4.02 Completion Date. The time for performance of Lessor's and Lessee's work in the Premises under Section 4.01 shall be extended by such period after such date specified in this Lease as shall equal the aggregate period or periods of delay (hereinafter referred to as "unavoidable delays"), if any, in construction of the Premises in consequence of any acts of God, strikes, labor disputes, inability to obtain material or labor on reasonable terms, governmental laws, regulations or restrictions, acts of a public enemy, or any cause whatever beyond the control of the party required to perform such work, including, in the case of Lessee (but not the Lessor, who expressly hereby assumes the following risks), failure of the Existing Tenant to vacate the Premises or any portion thereof within the time permitted by the Buckeye Agreement, or to cooperate in relocation of its office space, or failure of Oak Rubber Company to vacate the Premises or any portion thereof by July 1, 1994. In the event that Lessor has reasonable knowledge or belief that Lessor's work under Section 4.01.1 will not be fully completed on or before the date specified in Section 4.01.1, then
        Lessor shall give Lessee written notice of such fact, and of the revised date prior to which such work will be fully completed, subject to such unavoidable delays, within a reasonably prompt time after Lessor learns of such fact. Under no circumstances shall Lessor be liable to Lessee in damages for any delay in commencing or completing the Premises or for a total failure to complete same.

4.03    Intentionally Omitted.

4.04 Water Main. The fire protection system for the Premises is supplied by a common water main located on property adjacent to the Premises (the "Water Main Property"). As soon as possible, Lessor shall obtain for Lessee a written instrument, satisfactory to Lessee in form and substance, from the fee owner of the Water Main Property, permitting Lessee to continue to use that source of water for the fire protection system of the Premises throughout the term hereof, together with evidence reasonably acceptable to Lessee that such joint use is lawful. Without limiting the right of Lessee to approve the form and substance of such instrument, Lessee shall have the right to approve the cost, or the method of allocating cost, of the water service thereunder. If Lessor has not obtained such instrument before the Commencement Date, Lessor, at its sole cost, shall cause an alternate source of water for the fire protection system to be installed in the Premises, and shall cause any such installation to be completed on or before July 1, 1995. If Lessor fails so to do, Lessee may cause the installation of such water source and, if not reimbursed by Lessor within thirty (30) days after Lessee's demand, Lessee may reimburse itself for the cost thereof, with interest at the rate for overdue payments of Base Rent, out of payments of Base Rent and Additional Rent thereafter coming due.

ARTICLE V - LESSEE'S COVENANTS.

5.01 Usage. The Premises shall be used by the named Lessee for office, mailing and distribution, account processing, warehouse and storage purposes. Lessee shall not use, occupy, suffer or permit the Premises or any part thereof to be used or occupied for any other purposes including those contrary to law, rules, or regulations of any governmental or public authority (including zoning restrictions). Lessee shall not undertake any activities or store any material or items within the Premises so as to increase the cost of any insurance policy which Lessor or Lessee is required to maintain on the Building or Premises. Lessee shall not permit unreasonable noise or offensive odors to emit from the Premises, suffer waste or injury, nor sell, assign, mortgage or transfer this Lease or allow or permit any lien upon Lessee's interest herein by operation of law without prior written consent of Lessor. Lessee shall procure, at its sole cost and expense, any permit and/or licenses required for the transaction of Lessee's business in the Premises. Notwithstanding anything contained in this Lease to the contrary, there shall be no obligation on the part of Lessee to comply with any of the laws, directions, rules or regulations referred to which may require structural alterations, structural changes, structural repairs, or structural additions, all of which required structural alterations, changes, repairs or additions shall be the obligation of Lessor unless made necessary by the negligence or default of Lessee, in which event, Lessee shall comply at its expense.

5.02 Alterations. Lessee shall make no additions, changes, alterations or other improvements (the "Work") to the Premises or any electrical or mechanical facilities, equipment or systems pertaining to the Premises or Building without the prior written consent of Lessor. Lessor may impose as a condition of such consent, such reasonable requirements as Lessor, in its sole discretion, may deem desirable including, without limitation, the submission of drawings, plans, and specifications for Lessor's written approval, the obtainment of necessary permits, the posting of bonds and requirements as to the manner in which and the time or times at which such Work shall be done. Lessor's consent to non-structural alterations shall not be unreasonably withheld. In no event shall any work affect the structure of the Building. Lessee shall have the right to add exterior lighting to the Building as shown on Exhibit "H".

        If Lessor consents to the work by Lessee, any contractor selected by Lessee to do the same must first be approved, in writing, by Lessor. Lessee shall hold Lessor harmless of and from any cost or liability with respect to, and shall keep the Premises and Building free from any mechanic's, materialman's or similar liens placed upon the Lessor. Prior to the commencement of any such work, Lessee shall give evidence to Lessor that appropriate insurance satisfactory to Lessor has been obtained by Lessee and contractors for the protection of Lessor, including naming Lessor as an additional insured, and its Lessees and invitees from damage or injury resulting from the work. All such work, other than trade fixtures or movable items, shall become the property of Lessor and shall be surrendered with the Premises, as a part thereof, at the termination of the Lease, whether by lapse of the term, termination for default or otherwise without compensation, credit or setoff to Lessee.

5.03 Signs. Lessee will have the right to affix, install, or erect any signs, graphics, advertisements or notices on any part of the outside or inside of the Premises or Building of which they are a part, or the Common Areas, without need to obtain Lessor's approval. All costs of acquiring and installing such approved sign shall be borne by Lessee. Lessee shall comply with any and all sign graphics, governmental rules and regulations. At the end of the term, Lessor may reasonably require Lessee to remove any signs installed by Lessee and repair any damage caused by such removal.

5.04    Indemnification and Insurance.

5.04.1 Subject to Section 6.03.2, Lessee will indemnify, defend and hold the Lessor harmless against any and all claims, damages, lawsuits, and judgments for loss, damage, injury and/or occupancy of the Premises resulting from any injury to person or property of from loss of life in or about the Premises, except if caused by the negligence, breach of this Lease, or willful misconduct of Lessor, or any of Lessor's officers, employees, agents or representatives acting on behalf of Lessor.

5.04.2 (a) The obligation to indemnify contained in this Section 5.04 or elsewhere in this Lease is conditioned upon the party claiming the right to be indemnified (the "Indemnitee"), (i) first promptly notifying the other (the "Indemnitor") of the claim, damage, lawsuit or potential judgment (a "Claim") for which indemnity is sought, provided that delay in notification shall release the Indemnitor only to the extent of actual prejudice resulting from the delay; (ii) fully tendering to the Indemnitor the defense of such Claim, and
        (iii) otherwise fully complying with all of the terms set forth in this Section 5.04.2. With respect to the indemnity obligations undertaken by Lessor and Lessee in this Lease, the Indemnitor shall at its cost defend or cause to be defended any Claim against the Indemnitee alleging such acts or omissions and seeking damages which are payable under the terms of this Lease, even if any of the allegations of such Claims are groundless, false or fraudulent; but the Indemnitor may make or cause to be made such investigation and such settlement of any Claim as the Indemnitor or its insurers shall deem expedient. Unless the Indemnitor shall decline to so defend, the Indemnitee shall not, except at its own cost, voluntarily make any payment, assume any obligation or incur any expense in connection with any Claim for which indemnity may be sought hereunder. The Indemnitee shall cooperate with the Indemnitor or its insurer and, upon the request of the Indemnitor, assist in making settlements in the conduct of suits, and in enforcing any right of contribution or indemnity against any person or organization

        (other than an employee of the Indemnitee) who may be liable to the Indemnitee because of acts or omissions with respect to which indemnity is afforded under this Lease. The Indemnitee shall attend hearings and trials and assist in securing and giving evidence and obtaining the attendance of witnesses.

        (b) To the extent of any payment made hereunder the Indemnitor or, if applicable, its insurer, shall be subrogated to all of the Indemnitee's rights of recovery therefor, against any person or organization (other than an employee of the Indemnitee) and the Indemnitee shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The Indemnities shall do nothing after loss to prejudice such rights.

        (c) Upon the Indemnitee becoming aware of any act or omission which might reasonably be expected to be the basis of a Claim covered hereby, written notice shall be given by the Indemnitee or on its behalf to the Indemnitor as soon as practicable, together with the fullest information obtainable. If claim or demand is made or suit is brought against the Indemnitee, the Indemnitee shall immediately forward to the Indemnitor every demand, notice, summons or other process received by the Indemnitee or its representative.

5.04.3 Lessee agrees to carry, at its own expense throughout the term of this Lease, public liability insurance covering the Premises, and Lessee's use thereof, with the minimum of Five Hundred Thousand Dollars ($500,000.00) on account of bodily injury to or death of one (1) person and One Million Dollars ($1,000,000.00) on account of bodily injury to or death of more than one (1) person as a result of any one (1) accident or disaster, and with One Hundred Thousand Dollars ($100,000.00) coverage for property damage, with such deductible as Lessee may typically carry in the course of its business, subject to the reasonable approval of Lessor's mortgagee. Any insurance required to be carried by Lessee hereunder may be effected by one or more blanket policies, if Lessee so elects. Lessee shall deliver a Certificate of insurance to Lessor prior to the date of occupancy and said insurance policy shall list and protect Lessor, and Lessee, as their interests may appear, and contain an endorsement stating that the insurer agrees to notify Lessor not less than Ten (10) days in advance of modification or cancellation thereof

5.04.4 Except to the extent of Lessor's negligence or willful misconduct, Lessor shall not be liable: for any damage done or by or from the electrical system, the heating or air conditioning system, the plumbing and sewer systems in, upon or about the Premises or the Building of which the Premises are a part, nor for the damages occasioned by water, snow or ice being upon or coming through the roof, trapdoor, walls, windows, doors or otherwise, nor for any damage arising from acts of negligence of co-tenants or other occupants of adjoining or contiguous property; and furthermore, Lessor shall not be liable for any damage occasioned by reason the construction of the Premises or for failure to keep the Premises in repair unless Lessor is obligated to make such repairs under the terms hereof, and unless notice of the need for repairs has been given Lessor, a reasonable time has elapsed and Lessor has failed to make such repairs. Notwithstanding anything contained in this Lease, Lessor shall not be relieved of its obligation to make repairs or its liability for failure to do so because of Lessee's failure to provide notice of the need for a repair when Lessee does not have actual knowledge of the need and Lessor has actual knowledge of such a need. In any event, Lessor shall not be liable for any damage to Lessee's leasehold improvements, fixtures, or merchandise resulting from fire or other insurable hazards, regardless of the cause thereof, and Lessee hereby releases Lessor from all liability for such damage.

5.05    Repairs by Lessee.

5.05.1 Lessee shall keep and maintain the Premises and any fixtures, facilities or equipment contained therein, in good condition and repair, including, but not limited to, the heating, air conditioning and ventilation system serving the Premises (including any portions thereof located outside of the Premises), that portion of the electrical, plumbing and sewer systems within and exclusively serving the Premises, any exterior lighting or electrical fixtures or bulbs, the exterior doors and window frames, and shall make any replacement thereof, and of all broken and cracked glass as may become necessary during the term of this Lease or any renewal or extension thereof, excepting, however, such repairs and replacements as are the obligations of Lessor under Article VI 6.02 hereof, and excepting any repairs made necessary by reason of damage due to fire or other casualty covered by standard fire and extended coverage insurance. Lessee shall also make, at its expense, any non-structural alterations to the Premises, Building (except the roof) and Common Areas required by any governmental authority. If Lessee refuses or neglects to commence or complete repairs within 30 days after receipt of written notice from Lessor, Lessor may, but shall not be required to do so, make or complete said repairs and Lessee shall pay the cost thereof to Lessor upon demand. Lessee shall water the lawn and plants in the Common Areas as necessary. Lessee will repair any damage to the roof, structural elements or parking lot caused by Lessee or its employees or contractors, normal wear and tear excepted.

5.05.2 Lessor warrants and represents that, on the date hereof, the heating, ventilating and air conditioning systems of the Premises, including all components thereof, are in good condition and repair.

5.06 Personal Property. Lessee agrees that all personal property of whatever kind and whichever description that may be at any time in the Premises shall be kept at Lessee's sole risk or at the risk of those claiming through Lessee and that Lessor shall not be liable for any damage to or loss of such personal property except if arising from or caused by the negligence of Lessor. All articles of personal property and all business and trade fixtures, machinery and equipment not affixed to real property, furniture and movable partitions owned by Lessee or installed by Lessee at its expense in the Premises shall be and remain the property of Lessee and may be removed by Lessee. All other fixtures shall at option of Lessor become the property of Lessor. In the event Lessee fails to remove such articles of personal property and/or business or trade fixtures upon termination of the Lease, the same shall be deemed abandoned and Lessor may, at its option, keep the same for its use or remove the same in any manner that Lessor shall choose, or store said effects at Lessee's expense without liability of Lessor to Lessee for loss thereof, and Lessee shall pay, on demand, any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such effects, or Lessor may, at its option, pursue any other rights or remedies available to Lessor at law or equity. Lessee shall bear the cost to repair any damage to the Premises upon termination of the Lease for any cause whatsoever.

5.07 Inspection. Lessee hereby permits Lessor or Lessor's agents to inspect or examine the Premises at any reasonable time upon reasonable prior notice to Lessee, to make such repairs to the Premises that Lessor may deem desirable or necessary for the safety or preservation of the Premises and/or the Building, and to permit Lessor or Lessor's agents to exhibit the Premises to prospective purchasers, and, during the last six
        (6) months of the term of this Lease or any renewal term prospective tenants. Lessee shall exercise its rights under this Section 5.07 so as not to interfere with Lessee's use and occupancy of the Premises. If Lessor shall cause physical damage to the Premises or Lessee's personal property contained therein as a result of such entry, Lessor shall promptly repair or replace the same at its own cost and expense, and such cost shall not be included in operating and maintenance costs under Section 3.03. Lessor shall not have the right to retain a key to the Building or the Premises. Lessor shall have the right to use any and all means which Lessor may deem proper to enter the Premises in an emergency without liability therefor. Lessee shall provide Lessor with a list of persons having keys to the Building and their home telephone numbers.

5.08    Security Deposit. Intentionally omitted.

ARTICLE VI - LESSOR'S COVENANTS.

6.01 Parking Area and Common Areas. Lessor agrees that Lessee and Lessee's customers, employees and visitors shall have the uninterrupted and exclusive right throughout the term hereof, to use (but, prior to the Commencement Date, such rights shall be in common with others entitled to similar use thereof), the Common Areas, including those roads and parking areas surrounding and adjacent to the entire Building or within the Project in which the entire Building is located. Lessee shall not permit trucks to use the parking area designated for automobile parking. Lessor shall keep the parking areas free of snow and ice, and shall seal, stripe and patch the parking areas as needed, but not less often than annually. The cost thereof shall be included in Additional Rent under Section 3.03. Lessor shall maintain the landscaping in the Common Areas as necessary, to consist of mowing the lawn, all necessary fertilizing and mulching, and pruning trees and shrubs, and replacing any plants as necessary. The cost thereof shall be included in Additional Rent under Section 3.03. Lessor, at its own sole cost, shall cause the parking areas to be repaved not later than August 1, 1995, and thereafter as necessary, and such cost, except to the extent of damage beyond normal wear and tear which damage was caused by Lessee, its employees and contractors, shall not be included in Additional Rent.

6.02 Repair and Maintenance of Building. Lessor shall keep and maintain in good order, condition and repair the roof (which shall at all times be maintained in sound and water-tight condition), gutters, downspouts, exterior and interior structural walls, foundation and other structural elements, the Common Areas, and the exterior portions of the plumbing, and sewer systems serving the Common Areas and the Building. The cost of all such repairs shall be borne by Lessee as part of the Additional Rent subject to the terms of Article III 3.02 above, except for those made to the roof (including, if necessary, any replacement thereof), and the cost of repaving under
        Section 6.01, all of which shall be borne by Lessor, provided that Lessee shall be responsible for damage caused by Lessee, its employees and contractors beyond normal wear and tear. Lessor shall repair, at Lessor's sole cost, and without including the same in the Additional Rent, any defects in Lessor's construction work under
        Section 4.01 Lessor which defects first manifest themselves within one year after the Commencement Date.

6.02.1 Lessor shall, at its own cost and expense without chargeback to Lessee as Additional Rent or otherwise, repair or replace any damage or injury to all or any part of the Premises caused by any act or omission of Lessor or Lessor's agents, employees, invitees, licensees or visitors.

6.02.2 Lessor shall perform all maintenance and repair obligations which are its responsibility hereunder so as to minimize the disruption of and interference with Lessee's business. If Lessor shall enter the Premises to perform repairs to the Building and the performance of such repairs would cause a material disruption such that Lessee cannot transact its business, Lessee may require Lessor to perform such repairs during the period from 10:00 p.m. to 6:00 a.m. and during such additional hours, if any, when Lessee shall not be conducting its business in the Premises. If the repairs Lessor is to perform shall be lengthy in duration, Lessee shall undertake reasonable efforts, without being required to disrupt its business or make the conduct of the same materially more inconvenient, to enable Lessor to perform all or more of such repairs during daytime hours.

6.02.3 In the event Lessor shall fail to make repairs, maintenance or replacements required herein within Thirty (30) days after notice (except in an emergency in which case Lessor shall respond immediately upon notice), Lessee shall have the right, but not the obligation, to make said repairs, maintenance or replacements on behalf of Lessor, and to bill Lessor for the cost thereof, with such amount to be paid by Lessor to Lessee within Fifteen (15) days of the date of Lessee's bill. Notwithstanding any other notice provision in this Lease, notice for repairs, maintenance or replacements deemed by Lessee to be of an emergency nature can be made in any reasonable manner calculated to give Lessor actual notice.

6.03 Casualty Insurance. Lessor shall be responsible for insuring and shall, at all times during the term of this Lease, carry a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty in an amount not less than eighty percent (80%) of the replacement cost, or such greater amount as may be necessary to prevent Lessor from being deemed a co-insurer. Lessor currently carries coverage for replacement cost with an agreed amount endorsement, together with rental loss coverage for twelve (12) months of Base Rent and Additional Rent. Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Lessee of which Lessee may have on the Premises or any trade fixtures installed by or paid for by Lessee on the Premises or any additional improvements which Lessee may construct on the Premises, as provided in Article V
        5.02. Notwithstanding the foregoing, by notice to Lessor, Lessee may, upon the reasonable consent of Lessor and its mortgagee, elect at any time and from time to time, to carry the insurance required by this
        Section 6.03 for the benefit of Lessor and Lessee.

6.03.1 Lessor shall deliver to Lessee a certificate that the insurance required by Section 6.03 is in effect, and shall deliver to Lessee a certificate of renewal coverage not less than ten (10) days before expiration of any such coverage. Each such certificate or renewal certificate shall contain an agreement on the part of the carrier that the coverage provided thereby shall not be canceled, modified or permitted to lapse without thirty (30) days' prior written notice to Lessee, and shall contain evidence of the waiver of subrogation required by Section 6.03.2 below. Upon Lessor's failure to deliver any such certificate, Lessee shall have the right, but not the obligation, to procure insurance for the account of Lessor. If Lessor fails to reimburse Lessee for the cost of such insurance within ten (10) days after written demand, Lessee, in addition to any other right or remedy, may reimburse itself therefor, with interest as provided in the case of overdue rent, out of the Base Rent and Additional Rent coming due hereunder.

6.03.2 Each of Lessor and Lessee hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage specifically insured against, or required by the terms hereof to be insured against, by or on behalf of such party even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each party agrees to cause its insurance policies to contain a clause pursuant to which the insurer (a) waives all right of subrogation against the other party for losses covered by such policy and (b) agrees that such policy shall not be invalidated because the insured has hereby waived any right of recovery for losses covered by such policy.

6.04 Liability Insurance. Lessor shall have the right to obtain and maintain such public liability insurance concerning its ownership and operation of the Building as is customarily carried by other prudent owners of similar properties, or as may reasonably be required by Lessor's mortgagee. The reasonable and competitive cost of any such insurance shall be included in Additional Rent.

ARTICLE VII - UTILITIES AND OTHER BUILDING SERVICES.

7.01 Services and Utilities. Lessee, at its sole cost and expense, shall contract for and pay the cost of all utilities serving the Premises, including, but not limited to electricity, natural gas, water, sewer, trash collection, security system (if any) and janitorial services. Lessee, at its sole cost, shall cause all such utility services to be separately metered for use consumed on the Premises and billed directly to Lessee. Lessee shall notify Lessor before removing any existing utility meters from the Premises.

7.02 Additional Services. If Lessee requests any other utilities or building services in addition to those identified above, Lessor shall use reasonable efforts to attempt to furnish Lessee with such additional utilities or Building services. In the event Lessor is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Lessee, who shall reimburse Lessor monthly for the same as provided in Article VII 7.04.

7.03 Interruption of Services. Lessee understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Article VII 7.01 may be interrupted by reason of accident, emergency or other causes beyond Lessor's control, or may be discontinued or diminished temporarily by Lessor or other persons until certain repairs, alterations or improvements can be made; that Lessor does not represent or warrant the uninterrupted availability of such utilities or building service; and that any such interruption shall not be deemed an eviction or disturbance of Lessee's right to possession, occupancy and use of the premises or any part thereof, or render Lessor liable to Lessee for damages by abatement of rent or otherwise, or relieve Lessee from the obligation to perform its covenants under this Lease, except as set forth herein. In the event any utility service to the Premises shall be interrupted for a period of more than one (1) day due to Lessor's negligence, then the Base Rent and all other charges required hereunder shall abate until such services are fully restored.

7.04 Payment for Utilities and Building Services. The cost of all additional utilities or other building services furnished by Lessor at the request of Lessee or as a result of Lessee's activities as provided in Article VII 7.02 shall be borne by Lessee who shall be separately billed therefor and who shall reimburse and pay Lessor monthly for the same as additional rent, at the same time the monthly installment of Base Rent and other Additional Rent is due.

ARTICLE VIII - DEFAULTS AND REMEDIES.

8.01 Defaults by Lessee. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Lessee:

A. Lessee shall fail to pay any monthly installment of Base Rent or Additional Rent or other payment required herein after the same shall be due and payable, and shall remain unpaid for a period of ten (10) days after notice from Lessor that the same are due and unpaid.

B. Lessee shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease, other than the obligations contained within Article VIII 8.01 (A) above, for a period of Thirty (30) days after written notice thereof from Lessor; provided, however, that if the term, condition, covenant, or obligation to be performed by Lessee is of such nature that the same cannot reasonably be performed within such Thirty (30) day period, such default shall be deemed to have been cured if Lessee commences such performance within said Thirty (30) day period and thereafter diligently undertakes to complete the same.

C.      Lessee shall vacate or abandon, or fail to occupy for a period of thirty
        (30) days, the Premises or any substantial portion thereof.

D. A trustee or receiver shall be appointed to take possession of substantially all of Lessee's assets in, on or about the Premises or of Lessee's interest in this Lease (and Lessee does not regain possession within Sixty (60) days after such appointment); Lessee makes an assignment for the benefit of creditors; or substantially all of Lessee's assets in, on or about the Premises or Lessee's interest in this Lease are attached or levied upon under execution (and Lessee does not discharge the same within Sixty (60) days thereafter).

E. A petition in bankruptcy, insolvency or for reorganization or arrangement is filed against Lessee pursuant to any federal or state statute (and, with respect to any such petition filed against it, Lessee fails to secure a stay or discharge thereof within Sixty (60) days after the filing of the same).

8.02 Remedies of Lessor. Upon the occurrence of any event of default set forth in Article VIII 8.01, Lessor shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Lessee:

A. Lessor may re-enter the Premises by process of law and cure any default of Lessee, in which event Lessee shall reimburse Lessor as additional rent for any cost and expenses which Lessor may incur to cure such default; and Lessor shall not be liable to Lessee for any loss or damage which Lessee may sustain by reason of Lessor's action, except to the extent caused by Lessor's negligence.

B. Lessor may terminate this Lease as of the date of such default, in which event: (1) neither Lessee nor any person claiming under or through Lessee shall thereafter be entitled to possession of the Premises, and Lessee shall immediately thereafter surrender the Premises to Lessor;
        (2) Lessor may re-enter the Premises and dispossess Lessee or any other occupants of the Premises by summary proceedings or other legal process and may remove their effects, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent; and (3) notwithstanding the termination of this Lease Lessor may re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Lessee shall immediately be obligated to pay to Lessor as liquidated damages the difference between the rent provided for herein and that provided for in any Lease covering a subsequent re-letting of the Premises, for all of Lessor's reasonable and necessary costs and expenses for preparing the Premises for re-letting, including repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Lessor may sustain by reason of such termination, re-entry and reletting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease, and provided that any broker's fees in respect of such reletting shall be pro-rated by multiplying them by a fraction (but in no event greater than one), the numerator of which is the unexpired term of this Lease as of the date of the default by Lessee, and the denominator of which shall be the term of the new Lease. Lessor shall use reasonable efforts to mitigate such expenses, any loss of rent, and any other damages.

C. Lessor may sue for injunctive relief or to recover damages for any loss resulting from the breach.

8.03 Limitation of Lessor's Liability. In consideration of the benefits accruing hereunder, Lessee and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Lessor:

A.      The sole and exclusive remedy shall be against the partnership's assets.

B. No partner of the partnership shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership).

C. No service of process shall be made against any partner of the partnership (except as may be necessary to secure jurisdiction of the partnership).

D. No partner of the partnership shall be required to answer or otherwise plead to any service of process.

E.      No judgment will be taken against any partner of the partnership.

F. Any judgment taken against any partner of the partnership may be vacated and set aside at any time nunc pro tunc.

G. No writ of execution will ever be levied against the assets of any partner of the partnership.

H. These covenants and agreements are enforceable both by Lessor and also by any partner of the partnership

8.04 If during the Term of this Lease, Lessor or Lessee institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action, including reasonable attorneys' fees and disbursements incurred by the successful party, regardless of whether the action or proceeding is prosecuted to judgment.

8.05 Lessor's Option to Perform Upon Lessee's Default. Upon default by Lessee and the failure to cure the same within any time, if any, provided for cure herein, Lessor may, at its option, elect to perform and complete such condition of default and the amount of such expenditure plus accrued interest at the rate set forth in Section 3.01 from the time such expenditure is made until reimbursed, shall immediately become due and payable to Lessor, and be considered additional rental hereunder. Such election by Lessor shall not constitute a waiver of said default by Lessee or affect any right or remedy available by Lessor.

8.06 Lessor's Option to Reinstate Lease. In the event that Lessee has defaulted in the performance of any or all of the terms and conditions of this Lease, or this Lease is terminated in any manner provided herein, the Lessor may, at its option, allow this Lease to be reinstated upon the receipt and reimbursement by Lessee of all of Lessor's expenses caused by said default or termination, including, but not limited to, attorney fees, advertising expenses, maintenance and repair expense and preparation charges.

8.07.   Arbitration Of Disputes.

8.07.1 Disputed Defaults. In the event that Lessee disputes whether or not Lessee must cure an alleged default under this Lease after being served by Lessor with a notice of default, Lessee shall have such grace period as is provided in this Lease in which to submit the matter to binding arbitration as set forth below, in which event Lessor's remedies under
        Section 8.02, as well as any other right of Lessor to recover possession of the Premises or to terminate the Lease, shall be stayed pending the arbitration. In the event that the arbitration results in a finding that Lessee is required to cure the alleged default, Lessee shall have such grace period as is provided in the Lease to cure such default, commencing from the date Lessee receives a copy of the award of the arbitrator(s); provided, however, that if such default cannot be cured within such period, the grace period will be extended by the reasonable period required to cure, provided that Lessee commences the curing of such default within such period and thereafter diligently prosecutes the curing of such default. Lessee's rights under this Section 8.07.1 shall not apply to a default consisting solely of the failure to pay Base Rent.

8.07.2 Disputed Reimbursement. In the event Lessor disputes any demand for reimbursement or refund by Lessee, Lessor may within Thirty (30) days after receipt of Lessee's demand for payment serve a notice on Lessee that Lessor is submitting the matter to binding arbitration, as set forth below.

8.07.3 Arbitrators; Award. Any disagreement or controversy described in Section 8.07.1, 8.07.2, or elsewhere in this Lease, may be settled by binding arbitration to be held, and the award made, in the county where the Premises are located, pursuant to the then-applicable rules of the American

        Arbitration Association. In any such arbitration, the arbitrator shall be: (a) any person selected by the parties to the dispute, if they are able to so agree within ten (10) days after any party requests the other to so agree, if not, (b) a three-member arbitration panel, which shall act by majority vote and which shall consist of one member selected by each party to the dispute and one member selected by the two members so selected, who shall act as chairman of the arbitration panel. If the first two arbitrators are unable to agree on the selection of the third arbitrator within twenty (20) days after their appointment, the third arbitrator shall be selected by the American Arbitration Association. If one party requests the other to agree on a single arbitrator and the parties have failed to agree on such a single arbitrator, and one of the parties thereafter shall fail or refuse to appoint a person to the arbitration panel under clause (b) above within twenty (20) days after the original request for agreement on a single arbitrator was made, the arbitration panel shall consist solely of the single arbitrator selected by the other party. The arbitrator(s) shall apply the substantive law of the state in which the Premises are located. Any award of the arbitrator(s) shall state the reasoning on which the award is based.

8.07.4 Failure to Appear. If one of the parties shall fail or refuse to appear or to present evidence at the arbitration hearing, the arbitrator(s) shall be authorized to accept the evidence presented by the party in attendance at the hearing and enter an award based on the evidence presented. Any costs of arbitration shall be borne by the party against whom the award is made, including but not limited to the fees of the arbitrators.

8.07.5 Reimbursement. Lessee may reimburse itself with respect to any matter described in Section 8.07.2 as follows. Lessor's failure to serve a demand for arbitration within the period described in

        Section 8.07.2 shall be deemed a waiver of any objection to Lessee's demand, and Lessee, if not reimbursed by Lessor, may reimburse itself from, and Lessee shall be entitled to a corresponding credit against, succeeding Base Rent and other charges, with interest at rate provided in this Lease from the 10th day after Lessee's initial demand. If Lessor timely demands arbitration as set forth in Section 8.07.2, Lessee shall not reimburse itself pending award of the arbitrator(s). If any amount awarded Lessee in the arbitration is not paid by Lessor within ten (10) days from the date of award, with interest from the date of the award, Lessee may thereafter reimburse itself from, and Lessee shall be entitled to a corresponding credit against, succeeding Base Rent and other charges, with interest from the date of the award. If any amount awarded Lessor in the arbitration is not paid by Lessee within ten (10) days from the date of the award, with interest, from the date of the award, Lessor may resort to the remedies set forth in this Lease without further notice, as if no grace period ever existed.

ARTICLE IX - CASUALTY OR OTHER DESTRUCTION OF PREMISES.

9.01 Lessor's Right of Termination. If the Premises or the Building of which the Premises forms a part, shall be destroyed or damaged by fire, casualty or other cause so as to render the Premises unfit, in whole or in part, for Lessee's occupancy and use, and such destruction or damage can, in the opinion of the Lessor, reasonably be repaired within One Hundred Eighty (180) days from the happening of said destruction or damage, Lessor, shall, within Twenty-one (21) days of said occurrence, so notify Lessee of said fact, including the amount of time that Lessor estimates will be necessary for the repair, and Lessor shall, unless Lessee elects to terminate this Lease as set forth below, repair the same to substantially the same condition which existed immediately prior to the occurrence of said destruction or damage with all reasonable diligence and speed. If, during said repair period, Lessee shall be unable to use all or any portion of the Premises, the rent to be paid by Lessee hereunder shall be reduced proportionately in an amount by which that portion of the Premises of which Lessee shall be deprived on account of said destruction or damage and the repair thereof bears to the total area of said Premises. If the Premises, or the building of which the Premises forms a part, shall be destroyed or damaged by fire, casualty or other cause, so as to render the Premises unfit, in whole or in part, for Lessee's occupancy or use, and said destruction or damage cannot, in the reasonable opinion of Lessor, reasonably be repaired within One Hundred Eighty (180) days from the happening of said destruction or damage, the Lessor shall notify Lessee of such fact (including the amount of time that Lessor estimates will be necessary for the repair) within Twenty-one (21) days after the happening of said occurrence and of Lessor's intention to either: (a) make repairs (and thereby continue said Lease) stating the amount of time which will be required to make any such repairs, or (b) terminate this Lease.

9.02 Lessee's Right of Termination. If the Premises cannot reasonably be repaired within One Hundred Eighty (180) days, and if Lessor shall not have elected to terminate the Lease under Section 9.01, or if the Premises cannot reasonably be repaired within eighty (80) days, Lessee shall have the option within Twenty-one (21) days after receipt of notice from Lessor under Section 9.01 to elect either: (i) to terminate this Lease as of the date of the happening of such destruction or damage, in which event all further liability of Lessee hereunder shall terminate and all rents paid to Lessor subsequent to said date (and until Lessee shall vacate said Premises) shall remain the property of Lessor and Lessee shall thereafter vacate said Premises, or (ii) to continue this Lease in full force and effect, in which event this Lease shall be extended by a period of time equivalent to the time from the happening of such destruction or damage until the Premises are repaired as hereinbefore provided. For purposes of this Article IX, Lessee will be deemed to have elected to continue this Lease if Lessor shall not have received written notice to the contrary within said Twenty-one (21) day period and Lessor shall thereupon proceed to restore the Premises (and/or the Building of which the Premises forms a part), to the occurrence of said destruction of damage within the time specified in Lessor's notice to Lessee. Lessor shall commence its repairs or restoration within Thirty (30) days after the earlier of the expiration or waiver of Lessee's right to terminate as set forth above. If Lessor fails to commence its work within such time, or if Lessor fails to complete its repairs or restoration within the time set forth in Lessor's notice under Section 9.01 (subject to unavoidable delays as defined in Section 4.02), Lessee may, at any time thereafter until such repairs or restorations have been completed, terminate this Lease by thirty (30) days' notice to Lessor, with the same effect as in clause
        (i) above of this Section 9.02.

9.03 Rent Abatement. If, during the time beginning with the date the Premises (or the Building of which the Premises forms a part) shall have been so restored, Lessee shall be unable to use all or any portion of the Premises, the rent to be paid by Lessee hereunder shall be reduced proportionately in an amount by which that portion of the Premises of which Lessee shall be so deprived on account of said destruction or damage and the repair thereof to the total area of said Premises.

ARTICLE X - GENERAL PROVISIONS.

10.01 Notices. Any notices or demands required or permitted by law or any provision of this Lease shall be in writing and shall be completed by mailing such notice to the other party, or any agent designated by him to receive such notices, by certified or registered mail, return receipt requested, postage prepaid, at the addresses listed in Article I 1.01 M or at such other or additional address or addresses as either party may hereafter designate in writing.

10.02 Additional Parties Bound by Provisions. Any person, corporation, partnership, joint venture, or other entity purchasing or procuring by any means whatsoever any interest in this Lease shall be bound and limited to the provisions contained herein. Provided, however, that no assignment by, from, through or under Lessee in violation of the provisions contained herein, shall vest in such assigns or other parties any right, title or interest whatsoever. For the purposes of interpreting this Paragraph, the permanent mortgagee shall not be considered a party to the Lease until such time as the mortgagee becomes the owner of the mortgaged Premises and the Lessor under this Lease.

10.03 Word Genders and Numbers. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

10.04 Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

10.05 Governing Law. This Lease shall be subject to and governed by the law of the State of Ohio, irrespective of the fact that one or more of the parties may be or become a resident of a different state.

10.06 Counterparts. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, binding on all parties.

10.07 Entire Agreement. This Lease contains the entire understanding between and among the parties and supersedes any prior understanding or agreements between and among them respecting the subject matter. No representations, arrangements or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions, or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

10.08 Recording. If either of the parties hereto desires to record this Lease, Lessor and Lessee agree to execute a Memorandum of this Lease, which Memorandum of Lease may then be recorded in the office of the County Recorder of Franklin County, Ohio.

10.09 Holding Over After Term. If Lessee holds over and remains in possession of said Premises after the term of this Lease or any renewal thereof, Lessee will from that date forward, unless the parties by written agreement stipulate to the contrary, be a Lessee from month-to-month at a rate equal to one hundred twenty-five percent (125%) of the Base Rental as defined in Article III 3.01 herein, and shall continue to be liable for all Additional Rent accruing during such period, and on the remaining terms and conditions as in existence at the time of the termination of the then existing Lease or any renewal thereof.

10.10 Laches. Any failure of Lessor to enforce rights or to seek remedies upon any default of Lessee hereunder, or the delay of said enforcement or the seeking of remedies shall not prejudice or affect the rights or remedies of Lessor in the event of any subsequent default or attempted enforcement at a later date.

10.11 Waiver. No waiver of any condition of legal right or remedy shall be implied by the failure of Lessor to declare a forfeiture or for any other reason.

10.12 Estoppel Certificates. The Lessee or Lessor, as the case may be, shall, within Thirty (30) days after written request of the other, execute, acknowledge, and deliver to the other, or any proposed mortgagee, or any proposed purchaser or assignee or sublessee of the real property or any part thereof, reasonable estoppel certificates requested by the other from time to time, which estoppel certificates shall show whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether the term of the Lease has commenced and full rental is accruing; whether there are any defaults by Lessee or Lessor and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Lessor have been completed; and whether Base Rent and/or Additional Rent has been paid more than thirty (30) days in advance and that there are no liens, charges, or offsets Rentals of any type due or to become due and that the address shown on such estoppel certificate is accurate.

10.13   Sublease or Assignment.

10.13.1 Subject to Lessor's rights under Section 10.13.2, Lessee shall have the right at any time to sublet said Premises or any part thereof or assign this lease without the prior written consent of Lessor. In such event, it is hereby mutually agreed that Lessee shall nevertheless remain fully liable under all of the terms, covenants, and conditions of this Lease. If this Lease be assigned or if the Premises or any part thereof be subleased or occupied by anybody other than lessee, Lessor may collect from the assignee, sublessee, or occupant any rent or other charges herein reserved, but such collection by Lessor shall not be deemed a release of Lessee or Guarantor from the performance by Lessee under this Lease. Any assignee or sublessee or Lessee shall be subject to all conditions, restrictions, and obligations of Lessee as set forth herein.

10.13.2 If Lessee desires to assign this Lease or sublet the entire Premises, except as set forth in Section 10.13.3, Lessee shall give Lessor written notice thereof with copies of all, related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, at least forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Lessor shall have a period of thirty (30) days following receipt of such notice and all related documents and agreements to notify Lessee in writing (a "Termination Notice") of Lessor's approval or disapproval of the proposed assignment or sublease, or to notify Lessee that Lessor elects to terminate the Lease as of the date set forth in the Termination Notice, which shall be not less than 30 nor more than 60 days from the date of the Termination Notice, as though such date were the date fixed for the expiration of the term. Lessee may nullify the Termination Notice, at any time within fifteen (15) business days after Lessee receives the Termination Notice, by notifying Lessor in writing that Lessee withdraws its intent to assign or sublet.

10.13.3 The provisions of Section 10.13.2, including Lessor's right to terminate the Lease, shall not apply to any assignment or sublease (i) to an assignee or subtenant that controls, is controlled by or under common control with Lessee, or (ii) in connection with a merger or consolidation affecting Lessee, or the sale of all or substantially all of the stock of Lessee, or the sale or transfer of substantially all of the assets of Lessee or of Lessee's credit card processing and/or payment processing division.

10.14 Transfer of Lessor's Interest. In the event of a conveyance by Lessor of the Premises, such conveyance shall release Lessor from any liability, upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee; and in such event, Lessee agrees to look solely to the responsibility of the successor in interest of Lessor and to this Lease for obligations thereafter arising. Upon written notice from Lessor of such conveyance, Lessee shall acknowledge ownership in the transferee and attorn and continue in quiet enjoyment of the Premises. Lessor shall have the right to sell, hypothecate, mortgage, transfer, sublet or assign this Lease and/or its interests in the Premises and shall not be liable for obligations thereafter accruing hereunder.

10.15 Eminent Domain. In the event the Premises or any part thereof or any of the land of which the Premises is a part shall be taken or condemned for public purpose by a competent authority, Lessee shall not be entitled to any part, or all, or the award paid for such taking or condemnation, and Lessor is to receive the full amount of such award. Lessee hereby expressly waives any right or claims to all or any part of such award. Provided, however, anything herein to the contrary notwithstanding, Lessee shall have the right to claim and recover from the taking of condemnation authority, but not from Lessor, such compensation as may be separately awarded or recovered by lessee in Lessee's business by reason of the taking or condemnation and on account of moving expenses or any loss to Lessee for merchandise, furniture, fixtures and equipment.

        In the event that the entire Premises or such part of the Premises so as to make the Premises unfit for occupancy as originally intended, should be taken or condemned, then Lessee shall have the option of terminating this Lease upon giving written notice to Lessor of such election within Thirty (30) days after possession of the part condemned by such authority whereupon the possession is so taken. In the event of any such taking or condemnation which does not result in a termination of this Lease, as hereinabove provided, Base Rent shall abate to the extent of any portion of the Premises rendered untenantable.

10.16 Mortgage Subordination. Lessee accepts this Lease subject and subordinate to any recorded mortgage lien presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building; provided that, as a condition to Lessee's obligations under this Lease, Lessee and the holder of any mortgage lien which shall be placed on the Premises prior to the Commencement Date shall enter into a subordination, non-disturbance and attornment agreement on terms mutually satisfactory within 15 days of later of the date hereof or the date of the execution of the mortgage by Lessor, which agreement shall provide, INTER ALIA that the mortgagee shall not disturb the tenancy of Lessee, so long as Lessee is not in default of its obligations under this Lease beyond any applicable notice and cure periods. Lessee agrees that the form of agreement attached hereto as Exhibit "I" is acceptable as to the holder of the now-existing mortgage; provided that Lessee shall have the right to modify any inaccurate representation contained therein before executing the agreement Lessee agrees to subordinate Lessee's interest under this Lease to any mortgage lien placed on the Premises after Commencement Date, provided that as a condition to such subordination Lessee and such mortgagee shall enter into a mutually satisfactory non-disturbance, subordination and attornment agreement which shall include a covenant by the mortgagee not to disturb the tenancy of Lessee, so long as Lessee is not in default of its obligations under this Lease beyond any applicable notice and cure periods. Lessor shall use its best efforts to cause any such future mortgagee to agree that insurance proceeds and condemnation awards shall be used for the repair and restoration of the Premises when so provided in this Lease. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage on the Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser"), under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor.

        Notwithstanding the foregoing in the event of a foreclosure of any such mortgage or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee thereunder be disturbed if Lessee shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Lessee shall attorn to the purchaser at such foreclosure, sale or other action or proceeding.

10.17 Surrender of Premises. Upon termination of this Lease, whether by lapse of time or otherwise, or upon the exercise of Lessor of the power to re-enter and repossess the Premises without terminating this Lease, as hereinbefore provided, Lessee shall at once surrender the possession of the same to Lessor in good order and repair and at once remove all of Lessee's property therefrom.

10.18 Quiet Enjoyment. Lessor hereby covenants and agrees that if Lessee shall perform all of the covenants and agreements hereinbefore stipulated to be performed on Lessee's part, Lessee shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Demised Premises without any manner of let or hindrance from Lessor or any person or persons lawfully claiming the Premises.

10.19 Invalidity of Any Provision. The invalidity or enforceability of any particular provision of this Lease shall not affect the other provisions thereof and this Lease shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.20 Amendment of Agreement. This Agreement may be altered or amended only in writing, signed by both parties.

10.21 Definition of Rent. Any amounts of money to be paid by Lessee to Lessor pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed "rent" or "additional rent" for purposes of this Lease; and any failure to pay any of the same as provided in Article VIII 8.01 hereof shall entitle Lessor to exercise all of the rights and remedies afforded hereby by law for the collection and enforcement of Lessee's obligation to pay rent. Lessee's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

10.22 Indemnification for Leasing Commissions. Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's leasing commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf except that broker(s) or other person(s) described in Article
        I 1.01 L of the Basic Lease Provisions.

10.23 Reasonable Consent. If the consent, approval or permission of either party is required or desired by the other hereunder, the parties agree that it shall not unreasonably or arbitrarily withhold or delay such consent, approval or permission. In the event that any such consent, approval or permission is specifically withheld, the party denying such consent shall set forth in writing its reasons for such withholding, which reasons must be reasonable under the circumstances presented.

10.24   Hazardous Materials.

10.24.1 For purposes of this Lease hazardous materials ("Hazardous Materials") shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the State of Ohio, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment. Hazardous Materials also include, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.01) as amended from time to time. Except for de minimus quantities used in Lessee's business, Lessee agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time.

10.24.2 Lessor represents and warrants to Lessee that Lessor knows of no Hazardous Materials that have been used, handled, generated, treated, stored or disposed of in, on, under, around or above the Premises, except as disclosed in the report of ERM-Midwest, Inc. dated September 1, 1990 addressed to Century Life of America and except for de minimus quantities used by former tenants in their operation of the Premises. Lessor agrees that, except for de minimums quantities used in the maintenance of the Premises, it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time. Lessor will indemnify, defend and save Lessee harmless from any and all actions, proceedings, claims and losses of any kind, including but not limited to those arising from injury to any person, including death, damage to or loss of use or value of personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with Hazardous Materials introduced to the Premises by Lessor or any of its agents, contractors or employees.

10.24.3 If at any time during the term of this Lease it is determined that there are any Hazardous Materials located in, on, under, around, or above the Premises which are introduced to the Premises by Lessor or any of its agents, contractors, or employees, that are subject to any federal, state or local environmental law, statute, ordinance or regulation, court or administrative order or decree, or private agreement ("Environmental Requirements"), including Environmental Requirements requiring special handling of Hazardous Materials in their use, handling, collection, storage, treatment or disposal, Lessor shall commence with diligence within thirty (30) days after receipt of notice of the presence of the Hazardous Materials and shall continue to diligently take all appropriate action, at Lessor's sole expense, to comply with all such Environmental Requirements.

10.24.4 If Hazardous Materials shall be found in, on, under or above the Premises and bringing the Premises into compliance with all applicable Environmental Requirements would cause the Premises to be rendered untenantable in whole or in part or would prevent Lessee from operating its business in the leased premises in the normal course and such Hazardous Materials shall not have been introduced to the Premises by Lessee or any of its agents, contractors or employees, and if such untenantability or inability to operate in the normal course continues for more than 150 days following the discovery of such Hazardous Materials, then until such untenantability or inability has ended, Lessee (and Lessor, unless Lessor or any of its agents, contractors or employees shall have introduced the Hazardous Materials to the Premises) shall have the right to terminate this Lease by written notice to the other at any time after such 150 day period. During any period when the Premises is untenantable or Lessee is prevented from operating its business therein in the normal course due to the presence of Hazardous Materials and if Lessee has not breached its obligations under Section 10.23.1, Base Rent and other charges payable hereunder shall be abated in proportion to the floor area of the Premises so affected.

ARTICLE XI - EXTENSION OPTIONS.

11.01 Extension Options. Lessor hereby grants to Lessee the option to extend the Lease for the number of additional consecutive Option Terms set forth in Section 1.01N, by written notice to Lessor at least one hundred eighty (180) days before the end of the Term or extension period, as the case may be; provided, however, that, if Lessee shall fail to give any such notice within the aforesaid time limit, Lessee's right to exercise its option shall nevertheless continue until thirty
        (30) days after Lessor shall have given Lessee notice of Lessor's election to terminate such option and Lessee may exercise such option at any time until the expiration of said thirty (30) day period, which notice may be given by Lessor at any time from and after two hundred ten
        (210) days before expiration of the term or Option Term, as the case may be. It is the intention of the parties to avoid forfeiture of Lessee's rights to extend the term of this Lease for any of the aforesaid Option Terms; provided that in no event shall Lessee have the right to exercise the option after expiration of the term or Option Term, as the case may be. Each Option Term shall be upon all terms and conditions as are contained in this Lease, except that upon expiration of the last such Option Term, there shall be no further Option Terms, and except that Base Rent during the Option Terms shall be as set forth in Section 11.02.

11.02 Base Rent During Option Terms. Base Rent during the First Option Term shall be the lesser of (a) the Base Rent set forth in Section 1.01H, plus such amount multiplied by the Percentage Change (as defined below) between the second month preceding the Commencement Date and the second month preceding the First Renewal Term, or (b) $202,163.00 per annum; but in no event less than the Base Rent for the initial term. Base Rent during the Second Option Term shall be the lesser of (a) the Base Rent set forth in Section 1.01H, plus such amount multiplied by the Percentage

        Change (as defined below) between the second month preceding the Commencement Date and the second month preceding the Second Renewal Term, or (b) $258,016.00 per annum; but in no event less than the Base Rent for the First Option Term.

11.03 Percentage Change. "Percentage Change" shall mean, for any period, a fraction, the numerator of which is seventy-five percent (75%) of the difference between the CPI (as defined below) for the final month of such period and the CPI for the first month of such period and the denominator of which is the CPI for the first month of such period. "CPI" means the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All-Items Index (1982-84 = 100) as published by the Bureau of Labor Statistics, United States Department of Labor. If at any time during the Term, the United States Bureau of Labor Statistics discontinues the issuance of such Index, "CPI" shall mean any other standard nationally recognized cost-of-living index then published by Prentice-Hall, Inc. or other nationally recognized publisher of similar statistical information agreed upon by Lessor and Lessee. If any monthly CPI is not available for use, the CPI as issued and published for the earliest preceding month shall be used. If the CPI ceases to be published on a monthly basis, then the shortest stated period for which it is published shall be used for purposes of this Lease.

11.04 Examples. The following examples are intended solely for purposes of illustration.

11.04.1 If the CPI for the second month preceding the Commencement Date is 144 and the CPI for the second month preceding the First Option Term is 160, then

     Percentage Change    =   .75 x (160 - 144)
                              -----------------
                                   144

                          =   .75x(16)     12        1
                              --------    ---      ---
                                144   =   144    =  12

     Base Rent for First Option Term = 1-1/12 x ($158,400) = $13,200 + $158,400
                                                           = 171,600.

11.04.2 If the CPI for the second month preceding the Commencement Date is 144 and the CPI for the second month preceding the First Option Term is 140, then

        Percentage Change =     .75 X (140 - 144)
                                -----------------
                                       140
        Since the Percentage Change is less than zero, Base Rent for First
        Option Term = $158,400

11.04.3 If the CPI for the second month preceding the Commencement Date is 144 and the CPI for the second month preceding the First Option Term is 480, then

        Percentage Change = .75 X (480 - 144)
                            -----------------
                                   144

                          = .75 (336)       252
                            --------        ---
                              144     =     144      =     1.75

        Base Rent for initial term + (1.75 x Base Rent for the initial term)=

                $158,400 + (1.75 x $158,400) = $435,600.

        Base Rent for the First Option Term = $202,163.

     IN WITNESS WHEREOF, this Lease has been executed and delivered by Lessee and Lessor as of the date first above stated.

Signed in the presence of:         LESSOR
                                   AMERICANA PARKWAY WAREHOUSE LIMITED

/s/ Catherine A. Hankins           By /s/ Stanford M. Ackley
-----------------------------        -----------------------------
    Catherine A. Hankins                Stanford M. Ackley
                                        Managing General Partner

/s/ David G. Baker
-----------------------------
    David G. Baker

                                   LESSEE

                                   WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.)

/s/ [ILLEGIBLE]                    By /s/ Ralph E. Spurgin
-------------------------------      -----------------------------------------
                                        Ralph E. Spurgin
/s/ [ILLEGIBLE]                    Its  President and Chief Executive officer
-------------------------------         --------------------------------------

STATE OF OHIO
COUNTY OF FRANKLIN, SS:

     Before me, a Notary Public, in and for said County, on this day personally appeared the above named Stanford M. Ackley, Managing General Partner of AMERICANA PARKWAY WAREHOUSE LIMITED, an Ohio Limited Partnership who acknowledged before me that he executed the foregoing instrument as the voluntary act and deed of said Partnership.

     Witness my hand and official seal at Franklin County, Ohio, this 27th day of June, 1994.

                                    /s/ David G. Baker
                                   --------------------------------------------
                                   NOTARY PUBLIC          DAVID G. BAKER
                                                          ATTORNEY AT LAW
                                                   NOTARY PUBLIC - STATE OF OHIO
STATE OF OHIO                                           LIFETIME COMMISSION
COUNTY OF FRANKLIN, SS:

     On this 29 day of June, 1994 before me personally appeared Ralph E. Spurgin, the President/CEO of WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.) , a banking corporation organized under the laws of the United States, who acknowledged that he did sign the foregoing Lease Agreement for and on behalf of the Corporation, and that the same is his free and voluntary act and deed for the uses and purposes mentioned therein..

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date and year aforesaid.


                                     /s/ Mary Brewer
[SEAL]                             --------------------------------------------
                                   NOTARY PUBLIC

                                    EXHIBITS

A: Legal Description
B: Budget
C: 1993 Expenses
D: Buckeye Agreement
E: Tax Bill
F: Structural Report
G: Floor Plan
H: Exterior Lighting
I: Non-Disturbance Agreement

                             EXHIBIT "A"

     Situated in the State of Ohio, County of Franklin, City of Columbus, being located in Section 24, Township 12, Range 21, Refugee Lands and being part of that 58.428 acre tract as conveyed to Trojan Enterprises, Inc., by deed of record in Deed Book 3390, Page 102, all references being to records of the Recorder's Office, Franklin County, Ohio, and being more particularly bounded and described as follows;

     Beginning at an iron pin at the northwesterly corner of the 3.00 acre tract as conveyed to the Church of Christ in Christian Union, by deed of record in Deed Book 3310, Page 424;

     thence North 86 DEG. 28' 29" West, with a westerly extension of the northerly line of said 3.00 acre tract, a distance of 110.04 feet to a point;

     thence North 4 DEG. 22' 24" East, a distance of 529.16 feet to a point in the southerly line of Americana Parkway as the same was dedicated by the plat of "DEDICATION OF AMERICANA PARKWAY & TUSSING ROAD & EASEMENTS", of record in Plat Book 55, Page 67;

     thence South 85 DEG. 37' 36" East, with the southerly right-of-way line of said AMERICANA PARKWAY, a distance of 325.00 feet to a point;

     thence South 4 DEG. 22' 24" West, a distance of 524.35 feet to a point;

     thence North 86 DEG. 28' 29" West, passing the northeasterly corner of said 3.00 acre tract at 15.00 feet, a distance of 215.00 feet to the place of beginning, containing 3.930 acres of land, more or less.

                                                                    EXHIBIT B

                                                                June 24, 1994

EXHIBIT B - BUDGET 1994/AMERICANA PARKWAY

Additional Rent:  Pro-rate share of operating costs
                  projected to $.79 1/2 per square foot for 1994.
                  Breakdown is as follows:

                          Per Year                    Per Sq. Ft./Year
Real estate taxes         $30,856                       $.54/sq. ft.
Operating                   6,409                        .11
Insurance                   3,166                        .055
Accounting & Mgmt.          5,366                        .09
                          --------

Total                     $45,797  DIVIDED BY  57,600    =    .795


These are the projected costs of operation for this building based on past economic activity. There may be other reasonable operating and maintenance expenses in the future now unknown to the Lessor.

                                                                      EXHIBIT C


                             WALLACE F. ACKLEY COMPANY

                     ANALYSIS OF AMERICANA PARKWAY WAREHOUSE
                                 YEAR ENDING 1993

------------------------------------------------------------------------------

             Gross         Owner                          Mgmt.                Prof.
             Rents        Payment     Adv.     Cleaning    Fee      Insc.       5va.    Mortgage   Repairs      Taxes    O1IL
--------------------------------------------------------------------------------------------------------------------------------
January     13,726.59        0.00     123.00      0.00    274.53      0.00      0.00    9,266.00    (59.11)      0.00  1,273.37

February    28,834.88        0.00     143.25      0.00    577.70      0.00      0.00    9,266.00    528.01       0.00    485.66

March       14,152.16    1,300.00     172.86    299.00    283.04      0.00  1,300.00    9,266.00    378.90       0.00    216.81

April       13,536.67        0.00     254.85     67.00    270.73      0.00      0.00    9,266.00    460.00       0.00    273.61

May         13,546.67   13,554.88     327.08    260.57    270.93      0.00      0.00    9,266.00     72.00  13,554.88    252.76

June        13,546.67        0.00     377.03    260.00    270.93      0.00      0.00    9,266.00    925.43       0.00    104.95

July        13,666.25        0.00     349.70    375.57    273.33      0.00      0.00    9,266.00     85.45       0.00    254.59

August      28,157.48    3,166.00     341.12    385.12    563.15  3,166.00      0.00    9,266.00      0.00       0.00    253.87

September   13,735.27        0.00     470.20     70.00    274.71      0.00      0.00    9,266.00      0.00       0.00    115.69

October      1,817.39        0.00     415.85    855.57     36.35      0.00      0.00    9,266.00      0.00       0.00    286.18

November    25,737.96      834.27 a)  492.34    180.57    514.76      0.00      0.00    9,266.00    180.32       0.00    164.16

December    14,019.44   15,426.64     398.80    100.00    280.39      0.00      0.00    9,266.00    681.38  15,426.64    322.09
            ---------   ---------   --------  --------  --------  --------  --------  ----------  --------  ---------  --------
Totals:    194,527.43   34,281.79   3,866.08  3,353.40  3,890.55  3,166.00  1,300.00  111,192.00  3,254.38  28,981.52  4,033.74



                                     Income
                                      from
              Escrow     Misc.    Operations
---------------------------------------------
January      3,000.00     15.00      (166.20)

February     3,000.00     15.00    14,868.26

March        3,000.00     15.00       490.55

April        3,000.00    198.02      (253.54)

May          3,000.00     19.09        78.24

June         3,000.00      0.00    (1,158.67)

July         3,000.00    202.52      (140.91)

August       3,000.00      0.00    14,348.22

September    3,000.00      0.00       538.67

October      3,000.00      0.00   (12,042.56)

November     3,000.00     62.10    12,712.98

December     3,000.00  1,533.64    (1,562.86)
            ---------  --------    ---------
Totals:     36,000.00  2,060.37    27,711.18
                                   27,711.18

SIGNED BY: AMERICANA PARKWAY WAREHOUSE, LIMITED
           STANFORD M ACKLEY, GENERAL PARTNER   /s/ Stanford M. Ackley
                                                ----------------------


                           WALLACE F. ACKLEY COMPANY
                      ANALYSIS AMERICANA PARKWAY WAREHOUSE
                            CLEANING/UTILITY DETAIL
                             YEAR ENDING 12-31-93


                                    January      February      March      April     May     June
                                  -----------  ------------  ---------  --------- -------  --------
Maint.     Cleaning                    0.00         0.00         0.00      0.00     0.00     0.00
           Lawn/Snow                   0.00         0.00       299.00     67.00   260.57   760.00
           Painting                    0.00         0.00         0.00      0.00     0.00     0.00
           Pool                        0.00         0.00         0.00      0.00     0.00     0.00
                                  -----------  ------------  ---------  --------- -------  --------
           Total                       0.00         0.00       299.00     67.00   260.57   760.00

Utilities  Electric                  438.57       217.06       246.81    263.20     0.00   104.95
           Gas                       212.39       258.60         0.00     10.41    66.88     0.00
           Refuse                      0.00         0.00         0.00      0.00     0.00     0.00
           Telephone                 354.53         0.00         0.00      0.00     0.00     0.00
           Waste/Sewer               267.88         0.00         0.00      0.00   185.88     0.00
                                  -----------  ------------  ---------  --------- -------  --------
           Total                   1,273.37       485.66       246.81    273.61   252.76   104.95



                                     July        August     September      October     November      December
                                  -----------  ----------  ------------  ----------- ------------  ------------
Maint.     Cleaning                   0.00         0.00          0.00         0.00         0.00          0.00
           Lawn/Snow                375.57      (125.00)        70.00       615.57       180.57        100.00
           Painting                   0.00       510.12          0.00       240.00         0.00          0.00
           Pool                       0.00         0.00          0.00         0.00         0.00          0.00
                                  -----------  ----------  ------------  ----------- ------------  ------------
           Total                    375.57       385.12         70.00       855.57       180.57        100.00

Utilities  Electric                 254.59       120.21        115.69        83.16       124.86        322.09
           Gas                        0.00         0.00          0.00         0.00         0.00          0.00
           Refuse                     0.00         0.00          0.00         0.00         0.00          0.00
           Telephone                  0.00         0.00          0.00       198.02         0.00          0.00
           Water/Sewer                0.00       133.66          0.00         0.00        39.30          0.00
                                  -----------  ----------  ------------  ----------- ------------  ------------
           Total                    254.59       253.87        115.69       286.18       164.16        322.09

Total Cleaning   =   3,353.40

Total Utility    =   4,033.74


SIGNED BY: AMERICANA PARKWAY WAREHOUSE, LIMITED
           STANFORD M. ACKLEY, GENERAL PARTNER     /s/ Stanford M. Ackley
                                                  -----------------------

                                                                      EXHIBIT D

                OPTION AND AGREEMENT FOR EARLY LEASE TERMINATION

     The undersigned Lessor and Lessee, who are parties to a Lease for 4,800 square feet of space located at 6941 Americana Parkway Blvd., Reynoldsburg, Ohio (the "Premises"), hereby agree that, if Lessor notifies Lessee on or before July 1, 1994 that Lessor has signed a lease with another tenant for the Premises, Lessee shall vacate the Premises on or before July 31, 1994 and thereafter the Lease shall terminate. In consideration for Lessee's vacating the Premises early: (i) Lessee shall not be obligated to pay the $1,100.00 base rent installment due for the month of July, 1994 (but Lessee shall pay for all utilities consumed on the Premises until it vacates the Premises); and (ii) Lessor shall pay to Lessee $1,200.00 within five (5) days after Lessee notifies Lessor that Lessee has vacated the Premises, to help with Lessee's moving and relocation expenses, which vacation must be on or before July 31, 1994. If Lessor does not notify Lessee on or before July 1, 1994 as provided above, the Lessor's right under the Lease to terminate in the future upon 90 days notice shall continue in effect.

     IN WITNESS WHEREOF, Lessor and Lessee have signed this Option and Agreement for Early Lease Termination effective this 14 day of June, 1994.

Lessee will vacate warehouse          LESSOR:
by July 31, 1994 and vacate
offices by August 31, 1994.           AMERICANA PARKWAY WAREHOUSE LIMITED

If necessary, Lessee will move        By: Wallace F. Ackley, Co., Agent
offices within the building               By: /s/ William J. Murnane
during the month of August. The              -------------------------
cost of installation of the phone            William J. Murnane
lines to the new offices will be
the responsibility of the             LESSEE:
Lessor's tenant. (Limited)
                                       /s/ Jim Boucher
                                       ------------------------------------
                                       Jim Boucher,
                                       dba Buckeye Parts Services, Inc.



                                   [DIAGRAM]

                                                                       EXHIBIT E

--------------------------------------------------------------------------------------------------
REAL ESTATE TAXES                   |              |                                             |
FOR 2ND HALF OF: 1993            22 |2ND HALF TAXES|                    MAKE CHECKS PAYABLE TO   |
                                    |              |                    BOBBIE M. HALL           |
     900 Americana Parkway          |              |                    FRANKLIN COUNTY TREASURER|
------------------------------------|              |---------------------------------------------
 VALUATIONS |FULL YEAR CURRENT TAXES|              |SPECIAL ASSESSMENTS|    DIST/PARCEL NUMBER   |
L-   74270  |OT-       53218.30     |CT-  15426.64 |                   |                         |
B-  540260  |RA-       18936.88CR   |              |                   |        540-181266-3     |
T-  614530  |AT-       34281.42     |              |                   |-------------------------
            |RB-        3428.14CR   |              |                   |                         |
            |CT-       30853.28     |              |       PAY         |                         |
-TAX RATES- |                       |              |       THIS        |-------2ND HALF TAX------|
ORIG 86.6000|                       |              |      AMOUNT   --> |      ****15426.64       |
R.F. .355834|                       |              |                   |                         |
-------------------------------------------------------------------------------------------------
                                                                                                 |
                                             54018126630015426640015426643                       |
                                                                                                 |
    AMERICANA PARKWAY                   MAP 0105A     RTG 04701   --------------------------------
    WAREHOUSE LIMITED                   AMERICANA PARKWAY         |PAYMENTS MUST BE RECEIVED OR  |
                                        R21T12S24 1/242           |HAVE PAYMENTS POSTMARKED BY   |
                                        3.930 ACRES               |        JUN 20, 1994          |
                                              ---------------------------------------------------
                                              EFFECTIVE TAX RATE 55.784810                       |
    4759                                COLUMBUS-PICKERINGTON L.S.D. (FAIRFIELD)                 |
                                                                                                 |
                                                                 RETURN THIS COPY WITH PAYMENT   |
                                                                                                 |
--------------------------------------------------------------------------------------------------


                            SEE REVERSE FOR ABBREVIATIONS

                                                                      EXHIBIT F


                                       REPORT
                                         OF
                                     STRUCTURAL
                                       REVIEW


                          6939 AMERICANA INDUSTRIAL PARKWAY




                                      PREPARED
                                         BY
                             LANTZ JONES & NEBRASKA INC.
                           CONSULTING STRUCTURAL ENGINEERS
                                    MAY 27, 1994











                                                   /s/ Paul William Lantz
                                                   ----------------------
                                                   Paul William Lantz P.E.

                                                   Project Number 194-192.0

The building is a one story masonry building with four entrance lobbies on the east side and nine overhead doors and exit doors on the west side. There are no openings on the north and south faces of the building.

The roof structural system is metal deck, steel joist and truss girders supported by steel columns. The bay size is 40 feet by 40 feet. The east and west walls are bearing walls, which support the steel joist, and the north and south walls are shear walls, which resist the lateral wind loads, but the girders are supported on steel columns. The steel joist are 24 inches deep and are spaced approximately 5'-8" c/c.

The exterior walls of the building are constructed with vertical fluted concrete masonry units, which are approximately 12 inches thick. The west wall is 20 feet high to joist bearing and is braced with a steel angle attached to the bottom chord of the joist at about 18 feet above floor. The east wall is about 22 feet high to bearing and is braced with a similar angle at about 20 feet above the floor. The north and south walls extend past the bar joist and are anchored to the roof structure at the joist bridging locations. The west wall has 8 x 16 pilasters located approximately 40 ft. c/c but not uniform. The east wall has large openings at grade, which are flanked by curved walls and the wall above is supported by steel columns and lintels. There appeared to be a bracing system above the lobby ceiling, but the details were not determined. The bracing would be required for lateral loads and stability of the lintels and the wall. The east wall has no pilasters.

The floor slab is concrete of undetermined thickness. The finish is reasonably good and there is some cracking, but not excessive. The slab control joints are inconsistent and contribute to some of the cracking. The joints in the slab have not been filled but appear to be in good condition. I do not know what the use of this space has been, but heavy forklift traffic could cause wear and deterioration of the joists. There is an area in the southeast corner of the building where the slab is badly deteriorated. The concrete has a black color and appears to have been saturated with a chemical, which has attacked the structure of the concrete. This area of slab must be removed and replaced.

The exterior walls of the building are in generally good condition. The masonry units are a beige colored unit. There are some dark stains at various areas, which could be mildew caused by moisture penetrating the unit either through the roof flashing or from the face. The fluted face unit is very difficult to lay with full bed joints that are tooled to shed water and there are many areas where rain water will lay on top of a flute until it penetrates the unit. The curved corner walls and the curved walls flanking the entrances are laid in stack bond and there are many vertical joint cracks. The joints in one area have been caulked, apparently as a measure to solve the cracking problem. The lintel bearing at the south end of the south entrance on the east face of the building has cracked and moved out of plane about 3/4 inch and the adjacent control joist shows a distress of about 3/4 inch. This area is still stable but should be repaired and monitored for future movement. The two northern entrances show some minor cracking at the lintel bearing points.

The dock wall at the west face of the building has some spalled areas, which may be caused by vehicle impact but one block face is pushed out, which may be caused by moisture saturated and freezing during the winter seasons.

The structure of the building is in serviceable condition, the roof structure feels solid and has little vibration when walking on it. The slab is serviceable, but the joints should be cleaned and filled if forklift traffic is considered. The masonry should be sealed and will probably be a continuing maintenance issue due to the nature of the units in the wall. The structure of the walls was probably in conformance with building code requirements at the time of construction, but would require reinforcing to comply with current codes. I did not note any areas where the strength of the walls was deficient for the loads imposed.

                                                                EXHIBIT "G"

                                    [GRAPHIC]

                                                                EXHIBIT "H"

                                    [GRAPHIC]

                                                                       EXHIBIT I

                  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of the ____day of ____, 199_, by and between ___________________________, ("Tenant"), whose address is _______
____________________________________ and ______________________________________,
("Mortgage"), whose address is ___________________________________, ____________
____________________ ("Mortgagee"), whose post office address is _______________
________________.

                      PRELIMINARY STATEMENT OF FACTS:

     A. Mortgagee is making a loan in the amount of _______________________ and 00/100 Dollars ($______________) to Mortgagor ("Loan") repayment of which is to be secured by a Mortgage and Security Agreement and Fixture Financing
Statement ("Mortgage") on real estate (the "Premises") more fully described in Exhibit "A" attached hereto.

     B. The Tenant is the present lessee under a lease dated __________ made by Mortgagor, as Landlord, demising the Premises, (said lease and all amendments thereto being referred to as the "Lease").

     C. As a condition precedent to Mortgagee's disbursement of Loan proceeds, Mortgagee has required that Tenant subordinate the lease and its interest in the Premises in all respects to the lien of the Mortgage.

     D. In return the Mortgagee is agreeable to not disturbing the Tenant's possession of the Premises.

     E. The Mortgagee is disbursing the Loan proceeds in reliance upon the agreements contained in this instrument but for which it would not disburse the Loan.

     NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. SUBORDINATION. The Lease, and the rights of Tenant in, to or under the Lease and the Premises, are hereby subjected and subordinated and shall remain in all respects and for all purposes subject, subordinate and junior to the Mortgage, and to the rights and interest of the from time to time holder of the Mortgage.

    2. PURCHASE OPTIONS. Any options or rights contained in said Lease to acquire title to the Premises, including any rights of first refusal, are hereby made subject and subordinate to the rights of the Mortgagee under the Mortgage and any acquisition of title to the Premises made by Tenant during the term of the Mortgage shall be made subordinate and subject to the Mortgage.

    3. TENANT NOT TO BE DISTURBED. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent to be paid under the Lease or in the performance of any of the terms, covenants or conditions of the Lease on Tenants' part to be performed. Tenant's possession of the Premises and any extensions or renewals thereof which may be effected in accordance

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with any renewal rights therefor in the Lease, shall not be diminished or interfered with by Mortgagee, and Tenant's occupancy of the Premises shall not be disturbed by Mortgagee during the term of the Lease or any such extensions or renewals thereof.

     4. TENANT NOT TO BE JOINED IN FORECLOSURE UNLESS REQUIRED BY LAW. So long as Tenant is not in default (beyond and period given Tenant to cure such default) in the payment of rent to be paid under the Lease or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, Mortgagee will not name or join Tenant in any action or proceeding foreclosing the Mortgage uniess such naming or joinder is necessary to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease.

     5. TENANT TO ATTORN TO MORTGAGEE. If the interests of Landlord shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it in lieu of or pursuant to a foreclosure, or by any other manner, and Mortgagee succeeds to the interest of the Landlord under the Lease, Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if Mortgagee were the Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative immediately upon Mortgagee succeeding to the interest of the Landlord under the Lease without the execution of any further instruments on the part of any of the parties hereto; provided, however, that Tenant shall be under no obligation to pay rent to Mortgagee until Tenant receives written notice from Mortgagee that it has succeeded to the interest of the Landlord under the Lease. The respective rights and obligations of Tenant and Mortgagee upon such attornment to the extent of the then remaining balance of the term of the Lease shall be and are the same as now set forth therein; it being the Intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

     6. MORTGAGEE NOT BOUND BY CERTAIN ACTS OF LANDLORD. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be liable for any act or omission of any prior landlord (including Mortgagor); nor subject to any offsets or defenses which Tenant might have against any prior landlord (including Mortgagor); nor bound by any rent which Tenant might have prepaid for more than the then current Installment; nor bound by any amendment or modification of the Lease made without its consent. In the event of a default by the Landlord under the Lease or an occurrence that would give rise to an offset against rent or claim against Landlord under the Lease, Tenant will use its best efforts to set off such defaults against rents currently due Mortgagor; will give Mortgagee notice of such default or occurrence at the address of Mortgagee as set forth above and will give Mortgagee such time as is reasonably required to cure such default or rectify such occurrence, provided Mortgagee uses reasonable diligence to correct the same. Tenant agrees that notwithstanding any provision of the Lease to the contrary, it will not be entitled to cancel the Lease, to abate or offset against the rent, or to exercise any other right or remedy until Mortgagee has been given notice of default and opportunity to cure such default as provided herein. In the event the Tenant has paid a security deposit to Landlord under the Lease, Mortgagee shall not have any liability to the Tenant for said deposit unless the same has actually been paid over to Mortgagee and Mortgagee holds the same.

     7. ASSIGNMENT OF LEASE. Mortgagor will by a separate Assignment of Rents or Assignment of Lease ("Assignment") assign its interest in the rents and payments due under the Lease to Mortgagee as security for repayment of the Loan. If in the future there is a default by the Mortgagor in the performance and observance of the terms of the Mortgage, the Mortgagee may, at its option under the Assignment, require that all rents and other payments due under the Lease be paid directly to it. Upon notification to


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that effect by the Mortgagee, the Mortgagor hereby authorizes and directs
Tenant and the Tenant agrees to pay the rent and any payments due under the terms of the Lease to Mortgagee. The Assignment does not diminish any obligations of the Mortgagor under the Lease or impose any such obligations on the Mortgagee.

     8. SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon the parties hereto and their successors and assigns, including without limitation each and every from time to time holder of the Lease or any other person having an interest therein and shall inure to the benefit of the Mortgagee and its successors and assigns. As used herein, the words "successors and assigns" shall include the heirs, administrators and representatives of any natural person who is a party to this Agreement.

     9. CHOICE OF LAW. This Agreement is made and executed under and in all respects is to be governed and construed by the laws of the State of Minnesota.

     10. CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     11. NOTICES. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail, or equivalent, to the addresses as set forth above, or to such other places any party hereto may subsequently by notice in writing designate shall constitute service of notice hereunder.

     12. CERTIFICATION OF TENANT.  Tenant certifies to Mortgagee as follows:

     (a) Tenant has accepted delivery of the Premises described in the Lease and has entered into occupancy thereof;

     (b) Tenant has not entered into any agreement providing for the discounting, advance payment, abatement or offsetting of rents and no rent has been paid for more than one installment in advance;

     (c) The Lease represents the entire agreement between the parties as to the leasing, is in full force and effect, and has not been modified, supplemented or amended in any way;

     (d) Tenant has fully inspected the premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease to be performed by the Landlord have been satisfied; including but not limited to payment to Tenant of any Landlord contributions for Tenant improvements;

     (e) The primary term of the Lease commenced on__________, and continues to __________, and contains __________renewal option(s) of__________
         year(s) each;

     (f) Minimum annual rent payable (exclusive of percentage rental, tenants share of operating expenses and Tenant's share of taxes, if any) is
         ____________________________________


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           ________ ($____________) Dollars payable in monthly installments of
           _______________ ($____________) Dollars each and commenced on
           _______________ and are paid to ______________:

      (g) As of this date, the Landlord is not in default under any of the terms, conditions, provisions or agreements of the Lease and Tenant has no offsets, claims or defenses against the Landlord with respect to the Lease;

      (h)  Tenant has not assigned or sublet its interest under the Lease;

      (i) Tenant has paid a security deposit of ________________ ($__________) to Landlord.

      IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.


TENANT:                               ________________________________________


                                      By:_____________________________________

                                      Its:____________________________________


MORTGAGOR:                            ________________________________________


                                      By:_____________________________________

                                      Its:____________________________________


MORTGAGEE:                            ________________________________________


                                      By _____________________________________

                                      Its ____________________________________



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STATE OF                )
                        ) ss.
COUNTY OF ______________)

      The foregoing instrument was acknowledged before me this _____ day of _________________, 1994, by _____________________, the _______________________
of ________________________________, a ___________________ on behalf of the
_______________________.

                                        ______________________________________
                                        Notary Public


STATE OF                )
                        ) ss.
COUNTY OF ______________)

      The foregoing instrument was acknowledged before me this _____ day of _________________, 1994, by _____________________, the _______________________
of ________________________________, a ___________________ on behalf of the
_______________________.

                                        ______________________________________
                                        Notary Public


STATE OF                )
                        ) ss.
COUNTY OF ______________)

      The foregoing instrument was acknowledged before me this _____ day of _________________, 1994, by _____________________, the _______________________
of ________________________________, a ___________________ on behalf of the
_______________________.

                                        ______________________________________
                                        Notary Public






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                                     EXHIBIT A
                                        TO
                        SUBORDINATION AND ATTORNMENT AGREEMENT














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